Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

James D. Nesci, Principal Executive Officer of Blue Foundry Bancorp, Inc. (the “Company”) and Kelly Pecoraro, Principal Financial Officer of the Company, each certify in our capacity as an officer of the Company that we have reviewed the quarterly report on Form 10-Q for the quarter ended June 30, 2022 (the “Report”) and that to the best of our knowledge:

1.the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 12, 2022	/s/ James D. Nesci
James D. Nesci
Chief Executive Officer
(Principal Executive Officer)

Dated:	August 12, 2022	/s/ Kelly Pecoraro
Kelly Pecoraro
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.